UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 27, 2012

CELSION CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15911	52-1256615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

997 Lenox Drive, Suite 100, Lawrenceville, NJ 08648-2311
(Address of Principal Executive Offices) (Zip Code)

(609) 896-9100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Please see the disclosure set forth under “Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant,” which is incorporated by reference into this Item 1.01.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 27, 2012, Celsion Corporation, a Delaware corporation (“Celsion”), entered into a Loan and Security Agreement (the “Credit Agreement”) with Oxford Finance LLC (“Oxford”) and Horizon Technology Finance Corporation (“Horizon”). The Credit Agreement provides for a secured term loan of up to $10 million, with 50% of any loans to be funded by Oxford and 50% to be funded by Horizon. The aggregate loan amount may be advanced in two tranches of $5 million each. The first tranche (the “Term A Loan”) was made available to Celsion on June 27, 2012 and the second tranche (the “Term B Loan”) may be made available, if at all, during the period beginning on the date that Celsion achieves positive data in its hepatocellular carcinoma Phase III clinical trial of RFA and ThermoDox® and ending on March 31, 2013. The Term A Loan is scheduled to mature on October 15, 2015 (or, if the Term B Loan is made available, January 1, 2016) and the Term B Loan is scheduled to mature on January 1, 2016.

The proceeds of the Credit Agreement may be used to fund Celsion’s working capital and general corporate purposes. The obligations under the Credit Agreement are secured by substantially all assets of Celsion other than its intellectual property and certain other agreed-upon exclusions.

The Term A Loan bears interest at a fixed rate of 11.75%. If it is made available, the Term B Loan will bear interest at a fixed rate equal to the greater of (i) 11.75% or (ii) the sum of (a) the three month U.S. LIBOR rate (but not less than 0.47%) three days prior to the funding of the loan plus (b) 11.28%. Generally, Celsion is required to pay principal and interest in equal monthly installments. However for an initial period extending for the Term A Loan through May 1, 2013 (or, if the Term B Loan is made available, January 1, 2016) and for the Term B Loan through August 1, 2013, Celsion is only required to make interest payments. Celsion is also obligated to pay other customary facility fees for a credit facility of this size and type.

The Credit Agreement contains customary covenants, including covenants that limit or restrict Celsion’s ability to incur liens, incur indebtedness, make certain restricted payments, merge or consolidate and make dispositions of assets. Upon the occurrence of an event of default under the Credit Agreement, the lenders may cease making loans, terminate the Credit Agreement, declare all amounts outstanding to be immediately due and payable and foreclose on or liquidate Celsion’s assets that comprise the lenders’ collateral. The Credit Agreement specifies a number of events of default (some of which are subject to applicable grace or cure periods), including, among other things, non-payment defaults, covenant defaults, a material adverse change in Celsion, cross-defaults to other materials indebtedness, bankruptcy and insolvency defaults and material judgment defaults.

As a fee in connection with the Credit Agreement, Celsion agreed to issue warrants to Horizon and Oxford (the “Warrants”) to purchase the number of shares of Celsion’s common stock equal to 3% of each loan amount divided by the exercise price, which is calculated as the average NASDAQ closing price of Celsion common stock for the three days prior to the funding of the loan amount ($2.92 per share for the Term A Loan).  This results in 51,370 warrant shares issuable in connection with the Term A Loan and additional warrant shares issuable in connection with the Term B Loan, if that is made available.  The Warrants are immediately exercisable for cash or by net exercise and will expire seven years after their issuance, which is June 27, 2019 for the Warrants issued connection with the Term A Loan.

Item 3.02  Unregistered Sales of Equity Securities.

Please see the disclosure set forth under “Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” regarding the Warrants, which is incorporated by reference into this Item 3.02.

The purchase and issuance of the Warrants in connection with the Term A Loan was completed on June 27, 2012.  The Warrants were issued in connection with the Credit Agreement, and no separate consideration was paid for the Warrants.

The Warrants have not been registered under the Securities Act of 1933, as amended, and were issued pursuant to the exemptions from registration provided by Section 4(2) of the Securities Act of 1933 and/or Regulation D and/or Regulation S promulgated thereunder. The shares issued or issuable thereunder are restricted in accordance with Rule 144 under the Securities Act of 1933. The issuances and the potential issuances did not involve any public offering; the Company made no solicitation in connection with the private placement other than communications with the purchasers; the Company obtained representations from the purchasers regarding their investment intent, knowledge and experience; the purchasers either received or had access to adequate information about the Company in order to make informed investment decisions; the Company reasonably believed that the purchasers are capable of evaluating the merits and risks of their investment; and the shares potentially issuable thereunder are issuable with restricted securities legends.

This current report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any security. The Warrants, and the shares exercise upon exercise thereof, have not been registered under the Securities Act of 1933 or applicable state securities laws and may not be offered or sold in the United States or any state thereof absent registration under the Securities Act and applicable state securities laws or an applicable exemption from registration requirements.

Safe Harbor Statement

This Current Report on Form 8-K contains forward-looking statements. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of risks and uncertainties including, without limitation, unforeseen changes in the course of Celsion’s research and development activities and clinical trials; any failure to satisfy the closing conditions of the second $5 million tranche of the loan facility; any increase in Celsion’s cash needs; possible actions by customers, suppliers, competitors or regulatory authorities; and other risks detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission. Celsion undertakes no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION

June 28, 2012	By:	/s/ Gregory Weaver
Gregory Weaver
Senior Vice President and Chief Financial Officer